                             THE WALT DISNEY COMPANY

                              OFFICERS' CERTIFICATE


     Pursuant to Sections 2.1 and 2.3(a) of the Indenture, dated as of September 24, 2001 (the "Indenture"), between The Walt Disney Company, a Delaware corporation (the "Company"), and Wells Fargo Bank, N.A., a national banking association, as trustee (the "Trustee"), the undersigned Christine M. McCarthy and David K. Thompson, the Senior Vice President and Treasurer and Senior Vice President-Assistant General Counsel of the Company, respectively, hereby certify on behalf of the Company as follows:

          (1) AUTHORIZATION. The establishment of a series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture. The form of the Bonds (as defined below) attached hereto as EXHIBIT A has been approved and authorized in accordance with the provisions of the Indenture.

          (2) COMPLIANCE WITH CONDITIONS PRECEDENT. All covenants and conditions precedent provided for in the Indenture relating to the establishment of a series of Securities have been complied with.

          (3) TERMS. The terms of the series of Securities established pursuant to this Officers' Certificate shall be as follows:

               (i) TITLE. The title of the series of Securities is the "7% Quarterly Interest Bonds due 2031" (the "Bonds").

               (ii) AGGREGATE PRINCIPAL AMOUNT. The initial aggregate principal amount of the Bonds which may be authenticated and delivered pursuant to the Indenture (except for Bonds (i) authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Sections 2.8, 2.9, 2.11, 3.6, 9.5 and 10.3 of the Indenture or (ii) which, pursuant to Section 2.4 of the Indenture, are deemed never to have been authenticated and delivered) is $275,000,000; provided that such amount may be increased to up to $316,250,000 in aggregate principal amount if the underwriters named in that certain Underwriting Agreement dated October 17, 2001 between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon

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          Smith Barney Inc., as representatives of the several underwriters named therein (the "Underwriting Agreement") exercise their over-allotment option to purchase additional Bonds as provided in the Underwriting Agreement. The series may be reopened subsequent to the issuance of the Bonds and additional Bonds issued. Any Bonds issued pursuant to such reopening shall be consolidated with the outstanding Bonds as a single series. The Bonds shall constitute senior unsecured debt securities of the Company.

               (iii) REGISTERED SECURITIES IN BOOK-ENTRY FORM. The Bonds will be issued in book-entry form ("Book-Entry Bonds") and represented by one or more global bonds (the "Global Bonds") in fully registered form, without coupons. The initial Depositary with respect to the Global Bonds will be The Depository Trust Company, as Depositary for the accounts of its participants. So long as the Depositary for a Global Bond, or its nominee, is the registered owner of the Global Bond, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Bonds in book-entry form represented by such Global Bond for all purposes under the Indenture. Book-Entry Bonds will not be exchangeable for Bonds in definitive form ("Definitive Bonds") except that if: (a) the Depositary with respect to any Global Bond or Bonds notifies the Company that it is unwilling or unable to continue as Depositary for the Global Bond or Bonds or if the Depositary with respect to any Global Bond or Bonds ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor Depositary is not appointed within 90 days of the notification to the Company or of the Company becoming aware of the Depositary's ceasing to be so registered, as the case may be; (b) the Company, in its sole discretion, determines not to have the Bonds represented by a Global Bond or Bonds; or (c) an Event of Default under the Indenture has occurred and is continuing with respect to the Bonds, the Company will prepare and deliver Definitive Bonds in exchange for the Book Entry Bonds represented by such Global Bond or Bonds in accordance with the provisions of Section 2.8 of the Indenture.

               (iv) PERSONS TO WHOM INTEREST PAYABLE. Interest will be payable to the Person in whose name a Bond is registered at the close of business (whether or not a Business Day) on the Regular Record Date with respect to such Bond, except for interest payable on a Bond surrendered for redemption as set forth in paragraph (x) below (as to which interest will be paid, together with the principal amount so surrendered, to the Person who surrenders such Bond, or portion thereof, for redemption).

               (v) STATED MATURITY. The principal amount of the Bonds will be payable on November 1, 2031.

               (vi) RATE OF INTEREST; INTEREST PAYMENT DATES; REGULAR RECORD DATES; ACCRUAL OF INTEREST. The Bonds will bear interest at the rate of 7% per annum. Interest on the Bonds will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2002. The Regular Record Date shall be the 15th day (whether or not a Business Day) immediately preceding the related Interest Payment Date. The Bonds will bear interest from October 24, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment. Interest payments shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including October 24, 2001 if no interest has been paid or duly provided for with respect to such
          Bond), to but excluding the next succeeding Interest Payment Date. Interest on the Bonds will be computed on the basis of a 360-day year of twelve 30-day months.

               (vii) PLACE OF PAYMENT; REGISTRATION OF TRANSFER AND EXCHANGE; NOTICES TO COMPANY. Payment of the principal and interest on the Bonds will be made at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, or at such other offices or agencies as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

          PROVIDED, HOWEVER, that at the option of the Company payment of interest (other than interest payable at redemption) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities.

               The Bonds may be presented for exchange and registration of transfer at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, or at such additional offices or agencies as the Company may designate.

               Notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served at The Walt Disney Company, 500 South Buena Vista Street, Burbank, CA 91521, Attention: Legal Department.

               (viii) OPTIONAL REDEMPTION. The Bonds shall be redeemable, in whole or in part, at any time on or after October 24, 2006, at the Company's option, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

               The Company shall mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of Bonds to be redeemed. If the Company elects to redeem fewer than all of the Bonds, the Trustee shall select in a fair and appropriate manner the Bonds to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on the Bonds or portions thereof called for redemption.

               The Bonds shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Bonds shall not have the benefit of any sinking fund.

               (ix) REDEMPTION FOR TAX REASONS. The Bonds shall be redeemable, in whole but not in part, at any time, at the Company's option, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date if on or after October 24, 2001, a Change in U.S. Tax Laws (as defined below) results in a substantial likelihood that the Company will not be able to deduct the full amount of interest accrued on the Bonds for U.S. Federal income tax purposes. A "Change in U.S. Tax Laws" means (i) any actual or proposed change in or amendment to the laws of the U.S. or regulations or rulings promulgated under those laws; (ii) any change in the way those laws, rulings or regulations are interpreted, applied or enforced; (iii) any action taken by a taxing authority that applies to the Company; (iv) any court decision, whether or not in a proceeding involving the Company; or (v) any technical advice memorandum, letter ruling or administrative pronouncement issued by the U.S. Internal Revenue Service, based on a fact pattern substantially similar to that pertaining to the Company.

               The Company shall mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of Bonds to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on the Bonds.

               (x) DENOMINATIONS. Beneficial interests in the Bonds will be issuable in denominations of $25 and integral multiples thereof.

               (xi) REGISTER OF SECURITIES; PAYING AGENT. The register of Securities for the Bonds will be initially maintained at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as the initial Paying Agent.

               (xii) BUSINESS DAY. "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or executive order to close in The City of New York.

               (xiii) FORM. The Bonds will be in substantially the form set forth in EXHIBIT A hereto and may have such other terms as are provided therein.

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               (xiv) LISTING. The Company will apply to list the Bonds on the
          New York Stock Exchange.

     All capitalized terms used in this Officers' Certificate and not defined herein shall have the meanings set forth in the Indenture.

     Each of the undersigned, for himself, states that he has read and is familiar with the provisions of Article Two of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of forms of Securities representing a series of Securities thereunder and, in each case, the definitions therein relating thereto; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by him in this Certificate are based upon such familiarity; and that he has made such examination or investigation as is necessary to enable him to determine whether or not the covenants and conditions referred to above have been complied with; and in his opinion, such covenants and conditions have been complied with.

     Insofar as this Certificate relates to legal matters it is based upon the Opinion of Counsel delivered to the Trustee contemporaneously herewith pursuant to Section 2.4 of the Indenture and relating to the Bonds.

     IN WITNESS WHEREOF, the undersigned have hereunto signed this Certificate on behalf of the Company as of the 24th day of October, 2001.


                                   THE WALT DISNEY COMPANY



                                   By:   /s/ CHRISTINE M. MCCARTHY
                                      --------------------------------------
                                         Name:  Christine M. McCarthy
                                         Title: Senior Vice President and
                                                Treasurer



                                   By:   /s/ DAVID K. THOMPSON
                                      --------------------------------------
                                         Name:   David K. Thompson
                                         Title:  Senior Vice President -
                                                 Assistant General Counsel

                                    EXHIBIT A

                       SPECIMEN 7% QUARTERLY INTEREST BOND

     Unless and until it is exchanged in whole or in part for Bonds in definitive form, this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                           REGISTERED
                             THE WALT DISNEY COMPANY

                      7% Quarterly Interest Bonds due 2031

NO.                        Principal Amount:  U.S. $

                                                               CUSIP: 254687304

     The Walt Disney Company, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of

DOLLARS ($______________) on November 1, 2031 and to pay interest thereon from October 24, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for quarterly in arrears on February 1, May 1, August 1 and November 1, in each year, commencing on February 1, 2002, and at Maturity, at the rate of 7% per annum, until the principal hereof is paid or made available for payment. Interest on this Bond shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined herein), be paid to the Person in whose name this Bond (as defined herein) (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the 15th day (whether or not a Business Day) immediately preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Person who was the Holder on the Regular Record Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Bonds not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal and interest on this Bond will be made at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, and at any additional offices or agencies maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (other than interest payable at redemption) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities.

     Reference is hereby made to the further provisions of this Bond set forth herein, which further provisions shall for all proposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, The Walt Disney Company has caused this instrument to be signed by the manual signature of its Chairman of the Board, one of its Vice-Chairmen, its President or one of its Vice Presidents, or the Treasurer or any Assistant Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.


                                            THE WALT DISNEY COMPANY
     (SEAL)
                                            By:__________________________
                                               Christine M. McCarthy
                                               Senior Vice President and
                                               Treasurer


ATTEST:


By:______________________
     Marsha L. Reed
     Vice President and Secretary



Dated:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Bonds of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee



By:_______________________
     Authorized Signatory

                             THE WALT DISNEY COMPANY
                      7% QUARTERLY INTEREST BONDS DUE 2031

     This Bond is one of a duly authorized issue of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to), issued and to be issued pursuant to such Indenture. This Bond is one of a series of Securities designated by the Company as its 7% Quarterly Interest Bonds due 2031 (herein called the "Bonds"), initially limited in aggregate principal amount to $275,000,000; provided that such amount may be increased to up to $316,250,000 if the underwriters named in that certain Underwriting Agreement dated October 17, 2001 between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as representatives of the several underwriters named therein (the "Underwriting Agreement"), exercise their over-allotment option to purchase additional Bonds as provided in the Underwriting Agreement. The series may be reopened subsequent to the issuance of the Bonds and additional Bonds issued. Any Bonds issued pursuant to such reopening shall be consolidated with the outstanding Bonds as a single series. The Indenture does not limit the aggregate principal amount of the Securities.

     The Company issued this Bond pursuant to an Indenture, dated as of September 24, 2001 (herein called the "Indenture"), between the Company and Wells Fargo Bank, N.A., a national banking association, as Trustee (which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered. The Bonds shall constitute senior unsecured debt securities of the Company.

     The Bonds are issuable in registered form, without coupons, in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Bonds are exchangeable for a like aggregate principal amount of Bonds of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Bond or Bonds to be exchanged at any office or agency described below where the Bonds may be presented for registration of transfer.

     The Bonds are redeemable, in whole or in part, at any time on or after October 24, 2006, at the Company's option, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

     The Bonds are redeemable, in whole but not in part, at any time, at the Company's option, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date if on or after October 24, 2001, a Change in U.S. Tax Laws (as defined below) results in a substantial likelihood that the Company will not be able to deduct the full amount of interest accrued on the Bonds for U.S. Federal income tax purposes. A "Change in U.S. Tax Laws" means (i) any actual or proposed change in or amendment to the laws of the U.S. or regulations or rulings promulgated under those laws; (ii) any change in the way those laws, rulings or regulations are interpreted, applied or enforced, (iii) any action taken by a taxing authority that applies to the Company; (iv) any court decision, whether or not in proceeding involving the Company; or (v) any technical advice memorandum, letter ruling or administrative pronouncement issued by the U.S. Internal Revenue Service, based on a fact pattern substantially similar to that pertaining to the Company.

     The Company shall mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of Bonds to be redeemed. If the Company elects to redeem fewer than all of the Bonds, the Trustee shall select in a fair and appropriate manner the Bonds to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on the Bonds or portions thereof called for redemption.

     The Bonds are not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Bonds shall not have the benefit of any sinking fund.

     If an Event of Default with respect to the Bonds shall occur and be continuing, the principal of and accrued and unpaid interest on all the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

     No reference herein to the Indenture and no provision of this Bond or, subject to the provisions for satisfaction and discharge in Article Eight of the Indenture, of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the register of Securities, upon surrender of this Bond for registration of transfer at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, or at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made by the Company, the Trustee or the Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 2.11, 3.6, 9.5 or 10.3 of the Indenture, not involving any transfer).

     Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Bonds shall be governed by and construed in accordance with the laws of the State of New York of the United States of America, without regard to principles of conflicts of law.

     All undefined terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  -     as tenants in common
TEN ENT  -     as tenants by the entireties
JT TEN   -     as joint tenants with right of survivorship
               and not as tenants in common

UNIF GIFT MIN

ACT_______Custodian_______
                           (Cust.)

         (Minor)

Under Uniform Gifts to Minors Act


___________________________
         (State)


     Additional abbreviations may also be used though not in the above list.

                            ________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
Identifying Number of Assignee
+------------------------------------+
| -    -  |                          |
+------------------------------------+


_______________________________________________________________________________
(Please Print or Typewrite Name and Address, Including
Postal Zip Code of Assignee)

_______________________________________________________________________________

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________________attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.



Dated:_______________                       Signature:_________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.